Exhibit 10.2

                         AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT is made effective 4 day March, 2013 (the "Effective Date").

BETWEEN: Mr. Seyit Kucuk,

Ulusmahallesi - Oztopuz cad. Setalti sok. No: 11/1 34347 Ortakoy Besiktas Istanbul Turkey

          (hereinafter called the "Vendor")

                                                               OF THE FIRST PART

AND: Western Graphite Inc.
     4100 W. Flamingo Road, Suite 2750
     LAS VEGAS NV 89103

          (hereinafter called the "Purchaser")

                                                              OF THE SECOND PART

WHEREAS:

A. The Vendor is the beneficial owner of five claims located in the Omineca Mining Division of the Province of British Columbia as more particularly described in Schedule "A";

B. The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to buy from the Vendor the Claims on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the premises, the mutual covenants and agreements herein contained to be kept and performed by each of the parties hereto, the parties hereto hereby agrees as follows:

1. DEFINITIONS

1.1 For the purposes of this Agreement:

     a.   "Claims" means the Claims more particularly described in Schedule "A";

     b. "Closing Date" means the earlier of March 4, 2013 and the day that is the fifth business day following the date this Agreement is accepted;

     c. "Net Milling Royalty" means the amount received from any buyer of the concentrates, ores or mineral and rock products removed from the Claims after deducting the costs of milling, beneficiation, refining or other processes collectively called milling that is required to produce saleable products, and actual freight or haulage charges from the mine or milling facilities to the buyer or to any other type of processing facilities or plants;
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                                      -2-


     d. "Prior Royalty" means the 2% Net Milling Royalty granted to Werbes by the Company pursuant to the Prior Agreement.

2. REPRESENTATIONS OF THE VENDOR

2.1 The Vendor represents and warrants to the Purchaser that:

     a. it is an individual and governed under the laws of United States of America with full power and absolute capacity to enter into this Agreement;

     b. the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof;

     c. the entry into this Agreement by the Vendor will not cause or constitute a breach of any other agreement to which the previous vendor may be bound, and will not constitute a violation of any order, rule or regulation which has or may have an effect on the previous Vendor; and

     d. to the knowledge of the Company, there are no agreements other than the Prior Agreement relating to the Claims, or to a portion of the Mineral Claims.

     e. property is named "Pure Flake Graphite" property and includes all claims in Schedule A of this agreement.

     f. Property is 100% owned by vendor and is being held in trust for the vendor by a free miners licensed person.

2.2 The representations and warranties of the Vendor hereinbefore set out form a part of this Agreement and are true as at the date hereof and shall be true as of the Closing Date and are conditions upon which the Purchaser has relied in entering into this Agreement.

3. ACKNOWLEDGEMENTS OF THE PURCHASER

3.1 The Purchaser acknowledges and agrees that:

     a.   the Claims are subject to the Prior Royalty; and

     b. from and after the Effective Date, the Purchaser will assume, pay and be responsible for all obligations, liabilities and claims of any nature, accruing, arising out of, or relating to the Prior Royalty.

4. PURCHASE AND SALE OF CLAIMS

4.1 Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Vendor, and the Vendor hereby agree to sell to the Purchaser, a 100% interest (subject to the Prior Royalty) in and to the Claims for and in consideration of the sum of 10,000,000 shares of Western Graphite Inc, a publicly traded company in the United States under Symbol WSGP due and payable within 14 days on execution of this agreement.
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                                      -3-


5. CLOSING DOCUMENTS

5.1 The Closing shall take place, in the City of Istanbul, in the Country of Turkey, or at such other place as the parties may mutually agree upon.

5.2 At the closing the Vendor shall deliver to the Purchaser registerable Deeds of Conveyance or transfers of mineral claims transferring a 100% right title and interest in and to the Claims to the Purchaser or its designees free and clear of all liens, charges, or encumbrances. Save and except for the reserved royalty provided for herein. The purchaser has option to have the property held in trust with same Free Miners license holder in purchasers benefit that the vendor used previously as trustee.

6. DELIVERY OF LEGAL INFORMATION AND TECHNICAL DATA

6.1 The Vendor agrees to deliver to the Purchaser copies of all legal information, reports, and technical data in his possession relating to the Claims from time to time as requested by the Purchaser after execution of this Agreement and, in the event Closing does not take place as provided for herein, the Purchaser agrees to return such copies to the Vendor and agrees that it will have to maintain the confidentiality of all information contained therein.

7. GENERAL

7.1 Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

7.2 The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

7.3 Time shall be of the essence of this Agreement.

7.4 The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

7.5 This Agreement shall be interpreted in accordance with the laws of United States of America.

7.6 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7.7 Each of the parties acknowledges having obtained independent legal advice from his or its own solicitor with respect to this Agreement prior to its execution and further acknowledges that he understands the terms, and his rights and obligations under this Agreement.

7.8 This Agreement, including any and all Schedules attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

7.9 This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
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                                      -4-

IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties each to the other as of the day and year first above written.

SEYIT KUCUK

/s/ Seyit Kucuk
------------------------------------
Per:

SIGNED, SEALED AND DELIVERED by        )
SEYIT KUCUK in the presence of:        )
                                       )
                                       )
                                       )    /s/ Michael Noble
------------------------------------   )    ------------------------------------
Witness                                )    Mr. Michael Noble. President, CEO
                                       )
------------------------------------   )
Address                                )
                                       )
------------------------------------   )
Postal Code                            )
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                                  SCHEDULE "A"

Tenure Number         Type         Claim Name       Expiry         Area (ha)

   974109            Mineral           G1         2013/Mar/29       522.26

   974110            Mineral           G2         2013/Mar/29       501.071

   974111            Mineral           G3         2013/Mar/29       522.336

   974112            Mineral           G4         2013/Mar/29       480.311

   974129            Mineral           G5         2013/Mar/29       438.156